EXHIBIT 32.1
ALTERA CORPORATION

CERTIFICATION
In connection with the Annual Report of Altera Corporation (the “Company”) on Form 10-K for the year ended December 31, 2009, as filed with the Securities and Exchange Commission (the “Report”), I, John P. Daane, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.
Date: February 17, 2010

/s/ JOHN P. DAANE
John P. Daane
Chief Executive Officer
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Altera Corporation and will be retained by Altera Corporation and furnished to the Securities and Exchange Commission or its staff upon request.